Exhibit 10.1

Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment. Redacted portions are indicated with the notation: ****

Agreement in Principle

Between

SmarTire Systems Inc., with offices at Suite 150, 13151 Vanier Place in the City of Richmond in the Province of British Columbia, Canada V6V 2J1

("SmarTire")
And

Beijing Boom Technology Co. Ltd., with offices located at Guangming Mansion, Liangmaqiao Road, Chaoyang District, Beijing

("Beijing Boom")

Whereas SmarTire is in the business of developing, manufacturing, and selling Tire Pressure Monitoring Systems and related devices and;

Whereas Beijing Boom is interested in establishing a distributorship and marketing relationship that is mutually beneficial for the distribution and marketing of SmarTire products in the People's Republic of China ("China"). For purposes of this agreement, Hong Kong is not included.

Whereas SmarTire and Beijing Boom jointly agree to work together to finalize a Master Distributor relationship for the sale of SmarTire products in the Peoples Republic of China. This document outlines the principle terms and conditions that would be added to our existing Distribution Agreement.

Definitions:

Products:

SmarTire Tire Pressure Monitoring System complete with full function display. Part number 060.5004 suitable for installation in Passenger Cars (Aftermarket) only.

New Products:

As SmarTire releases new products appropriate to the Chinese market they can be added to the Distribution Agreement

Certified Dealer:

A certified Dealer is a Dealer that has been trained by Beijing Boom to sell, install, program and provide local technical support.

Master Distributor:

The Master Distributor is a preferred organization with infrastructure and capital necessary to service a large or complex geographic territory. The Master Distributor is responsible for all shipping and receiving of Products into the Territory and in providing a warranty and service program for customers. To qualify for a Master Distributorship, the candidate must prove it's ability to service the market and to purchase an initial stocking order of no less than **** Products in the first year and **** Products in the second year as defined above.

IT IS HEREBY AGREED:

1. Business Relationship. SmarTire is interested in appointing Beijing Boom as a Master Distributor of its Aftermarket Passenger Car Products for sale in the People's Republic of China. Beijing Boom's status as a Master Distributor may be cancelled by SmarTire if it is unable to maintain sufficient Product orders as outlined in Section 3 or if it does not meet certain milestones as outlined in

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Section 5 provided that failure to meet milestones is not substantially caused by SmarTire.

SmarTire agrees that it will direct inquiries for Product to be sold in China to Beijing Boom.

SmarTire agrees that it will not appoint another Master Distributor for a period of two years from date of this agreement.

In the event that SmarTire cancels the agreement and Beijing Boom has met the milestones defined in this agreement, SmarTire will reimburse Beijing Boom for marketing expenses to a maximum of $250,000 US.

2. Discount Structure. In order to qualify as a Master Distributor, Beijing Boom must place an order for **** systems that are to be delivered to Beijing Boom within 12 months as outlined below. The intent of both companies is to sell more than this initial **** order in a 12 month period commencing August 31, 2003. As an incentive for Beijing Boom to sell more Product, SmarTire will offer an additional ****% discount on any Product quantities over **** units. To qualify for this additional discount, the initial order of **** Products must have been delivered from SmarTire. Order placed prior to this agreement totaling 2,000 Products will count towards this total. Volume discounts for larger quantities will be considered.
Product	Master Distributor Price	Master Distributor Discount	New Price	Discount Bonus for sales over ****
060.5004	$****	****%	$****	$****

3. Product Orders. Beijing Boom agrees to purchase a total of **** Products prior to August 31, 2004. The Product will be delivered as follows:

**** Products for delivery in September, 2003 (part of 2,000 commitment prior to August 31, 2003)

**** Products for delivery in November, 2003

**** Products for delivery in January, 2004

**** Products for delivery in March, 2004

**** Products for delivery in May, 2004

**** Products for delivery in July, 2004

2,000 Products prior to August 31,2003 are part of the **** Product commitment.

Delivery dates above are ship dates from Richmond.

The **** Products agreed to for Year 2 will require the finalization of an agreed to schedule by May 1, 2004.

4. Payment Terms and Conditions. Beijing Boom agrees to issue a Purchase Order for **** Product units (**** less Product already ordered) using the delivery schedule outlined in section 3. Beijing Boom will post an irrevocable letter of credit in advance of the Product shipping from Richmond to cover the cost of each of Product deliveries. SmarTire will be able to draw down funds equal to the total amount of the sales invoice, including shipping, taxes, and insurance for Product being delivered 90 days after Product has shipped from Richmond.

These terms will apply for the product orders to March, 2004. After this Payment Terms and Conditions will be renegotiated.

2% additional discount will apply at any time if payment is received in advance prior to Product shipping from Richmond.

Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment. Redacted portions are indicated with the notation: ****

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5. Milestones.

a. Beijing Boom agrees to establish a network of certified dealers in at least the following 11 Provinces and Municipalities by December 31, 2003: Beijing, Tianjing, Shanghai, Chongquing, Jiangsu, Shangdong, Zhejiang, Guangdong, Hunan, Sichuan, and Shenzhen.

b. Beijing Boom agrees to expand it's network of certified dealers to include all Provinces by May 1, 2004

c. Beijing Boom agrees to provide monthly updates which include a minimum of the following information:

i. Number of Dealers, basic information about dealers and the opportunity they represent

ii. Sales of Product, inventory levels

iii. Forecast for following month and quarter

6. Technical Training. SmarTire agrees to provide Beijing Boom Certified technical training on the Product and subsequently on any SmarTire product sold by Beijing Boom. Training will be provided to Beijing Boom in Richmond, BC any time upon receipt of 30 days notice. Beijing Boom would be responsible for any costs or expenses associated with this training. In addition, SmarTire would offer Beijing Boom training once during SmarTire's fiscal year (August 1 - July 31) in the Peoples Republic of China. Cost of this training will be borne by SmarTire.

7. Auto-show personnel and technical support. SmarTire agrees to provide personnel to participate in a maximum of two tradeshows per year. SmarTire's only financial responsibility for participation in these events will be for the travel and living expenses incurred by its employees.

8. Packing style. SmarTire agrees to provide Beijing Boom with a single package to house the Product.

9. Quality certificate. SmarTire agrees to provide Beijing Boom with a Quality Certificate for the Product.

10. Business Visitors travel documents and costs. SmarTire agrees to invite selected customers, dealers or distributors identified by Beijing Boom to Vancouver and to host them as guests of the company. Any costs associated with travel and lodging will be paid by others.

11. Registered trade-marks and patents. SmarTire agrees to continue to pursue Trade-mark and patent registration in China.

12. Samples for the auto shows and quality testing. SmarTire agrees to provide Beijing Boom with any existing design or artwork, marketing materials or collateral that would help Beijing Boom create appropriate sales and marketing materials for the Chinese market. SmarTire will continue work to identify the contractor who produced the Product display and will forward a design or the contact information regarding the manufacturer of the display to Beijing Boom. SmarTire agrees to supply 20 Products at no cost for testing and promotional and 40 Products at 50% of Distributor price. These are to be shipped as soon as possible.

13. Warranty Support. SmarTire agrees to provide warranty support products equal to 1/2% of product shipment.

 IN WITNESS WHEREOF, the parties hereto have executed this agreement on the 8th day of September, 2003.

On behalf of SmarTire	On behalf of Beijing Boom

/s/ Robert Rudman	/s/ Cai Jian Ming
Per: Robert Rudman	Per: Cai Jian Ming